Exhibit 99.7

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D/A referred to below) on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of YOU On Demand Holdings, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby executes this Agreement as of this 25th day of February, 2016.

SUN SEVEN STARS HONG KONG CULTURAL DEVELOPMENT LIMITED:

By:	/s/ William Haddad, Attorney-in-Fact for SSSHKCD
Name: Polly Pao Yun Wang
Title: Director

BEIJING SUN SEVEN STARS CULTURE
DEVELOPMENT LIMITED:

By:	/s/ William Haddad, Attorney-in-Fact for SSS
Name: Bruno Wu
Title: Chairman & CEO

/s/ William Haddad, Attorney-in-Fact for Bruno Wu
BRUNO WU

TIANJIN SUN SEVEN STARS PARTNERSHIP MANAGEMENT CO., LTD.:

By:	/s/ William Haddad, Attorney-in-Fact for TSSS
Name: Bruno Wu
Title: Chairman & CEO

/s/ William Haddad, Attorney-in-Fact for Lan Yang
LAN YANG

TIANJIN SUN SEVEN STARS CULTURE DEVELOPMENT LIMITED:

By:	/s/ William Haddad, Attorney-in-Fact for TSSSCD
Name: Yun Zhu
Title: Chief Executive Officer

SHANGHAI SUN SEVEN STARS CULTURAL DEVELOPMENT LIMITED:

By:	/s/ William Haddad, Attorney-in-Fact for SSSSCD
Name: Bruno Wu
Title: Chief Executive Officer

[Signature Page to Joint Filing Agreement – Schedule 13D/A]